    As filed with the Securities and Exchange Commission on October 3, 1995

                                                     Registration No. 33-
-------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                     HUNTINGTON BANCSHARES INCORPORATED
             (Exact name of Registrant as specified in its charter)

             Maryland                                          31-0724920
   (State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                         Identification No.)

                            41 South High Street
                            Columbus, Ohio 43287
                               (614) 480-8300
        (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            --------------------

                           Ralph K. Frasier, Esq.
                        Secretary and General Counsel
                     Huntington Bancshares Incorporated
                            41 South High Street
                            Columbus, Ohio 43287
                               (614) 480-4647
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                            --------------------

                                 Copies to:
     Mary Beth M. Clary, Esq.                          Lee Meyerson, Esq.
 Porter, Wright, Morris & Arthur                   Simpson Thacher & Bartlett
       41 South High Street                           425 Lexington Avenue
       Columbus, Ohio 43215                         New York, New York 10017

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.    [ ]

        If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.    [X]

                                     CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                         Proposed Maximum     Proposed Maximum      Amount of
       Title of Each Class of             Amount to be    Offering Price     Aggregate Offering    Registration
    Securities to be Registered           Registered*       Per Unit**             Price**             Fee
---------------------------------------------------------------------------------------------------------------
Debt Securities......................     $750,000,000         100%             $750,000,000         $258,621
===============================================================================================================

* Or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in aggregate proceeds to the Registrant of $750,000,000.

** Estimated solely for the purpose of determining the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS


                      HUNTINGTON BANCSHARES INCORPORATED

                               DEBT SECURITIES

                               _______________

        Huntington Bancshares Incorporated (the "Company") may from time to time offer its debt securities consisting of debentures, notes, and/or other unsecured evidences of indebtedness in one or more series (the "Debt Securities") in an aggregate principal amount not to exceed $750,000,000. The Debt Securities may be offered as one or more separate series in amounts, at prices, and on terms to be determined at the time of sale. The accompanying Prospectus Supplement sets forth with regard to the series of Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities") the specific designation, aggregate principal amount, maturity, rate, if any (which may be fixed or variable), times of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange, the initial public offering price, and any other terms in connection with the offering and sale of such Debt Securities.

        All or a portion of the Debt Securities of any series may be issuable in permanent registered global form which will be exchangeable only under certain conditions for definitive Debt Securities.

        The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters, dealers, or agents involved in the sale of the Offered Securities, the principal amounts, if any, to be purchased by underwriters, and the compensation, if any, of such underwriters, dealers, or agents.

                               _______________


  THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS
        OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               _______________


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
    THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               _______________


             The date of this Prospectus is ____________________.

                            AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the rules and regulations of the Commission.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994; the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, and June 30, 1995; the Company's Current Reports on Form 8-K, dated January 11, 1995, April 12, 1995, April 28, 1995, July 12, 1995, and August 16, 1995; and the Company's Report on Form 10-C, dated August 4, 1995, in connection with the Company's 5% stock dividend paid on July 31, 1995, filed with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the completion of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

        The Company will provide, without charge, to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the information incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written or oral requests should be directed to Jacque Thurston, Investor Relations Officer, Huntington Bancshares Incorporated, Huntington Center, 41 South High Street, Columbus, Ohio 43287, telephone number 614-480-3878.

                                 THE COMPANY

        Huntington Bancshares Incorporated, incorporated under Maryland law in 1966, is a multi-state bank holding company headquartered in Columbus, Ohio.
At June 30, 1995, the Company had total assets of approximately $19.4 billion and total deposits of approximately $12.5 billion (see "Selected Consolidated Financial Information"). The Company's subsidiaries conduct a full-service commercial and consumer banking business, engage in mortgage banking, lease financing, trust services, discount brokerage services, underwriting credit life and disability insurance, and issuing commercial paper guaranteed by the Company, and provide other financial products and services. At August 31, 1995, the Company had 178 banking offices located in Ohio, 16 banking offices located in Northern Kentucky, 25 banking offices located in Indiana, 42 banking offices in Michigan, 48 banking offices in West Virginia, 5 banking offices in Western Pennsylvania, 18 banking offices in Florida, and one foreign office in the Cayman Islands. The Huntington Mortgage Company, a wholly owned subsidiary of the Company, has loan origination offices throughout the Midwest and the East Coast.

        During the first eight months of 1995, the Company completed acquisitions of three financial institutions: Security National Corporation, a bank holding company with assets of $189 million, located in Maitland, Florida; Reliance Bank of Florida, a Florida state bank with assets of $98 million, located in Melbourne, Florida; and First Seminole, a Florida state bank with assets of $51 million, located in Lake Mary, Florida. These banks now operate under one charter as The Huntington National Bank of Florida. The Company has also announced the pending acquisition of Peoples Bank of Lakeland, a Florida state bank with assets of $534 million, located in Lakeland, Florida. As of the date of this Prospectus, the Company had no other significant acquisitions pending; however, the Company continues to explore other opportunities to acquire banking and non-banking companies, both interstate and intrastate.

        The Company is a legal entity separate and distinct from its banking subsidiaries and other affiliates. The principal source of the Company's income is earnings from its subsidiary banks and the principal source of the Company's cash flow is dividends from its subsidiary banks. There are various legal limitations on the ability of the Company's banking subsidiaries to finance or otherwise supply funds to the Company or certain of its affiliates through dividends or extensions of credit. A more complete description of these restrictions is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994. See "Incorporation of Documents by Reference."

        The Company's principal executive offices are located at the Huntington Center, 41 South High Street, Columbus, Ohio 43287 (telephone 614-480-8300).


                               USE OF PROCEEDS

        Except as otherwise provided in the accompanying Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the general funds of the Company to be used from time to time for the repayment of existing indebtedness, the repurchase of the Company's stock, investments in, or extensions of credit to, the Company's subsidiaries, the financing of possible acquisitions, or other general corporate purposes. Pending such application, the net proceeds may be temporarily invested or applied to the reduction of short-term indebtedness.

        Although the Company continually monitors and investigates suitable acquisition opportunities, the Company has no material written or oral acquisition plans, agreements, or other understandings with any specific entities, except as otherwise described in this Prospectus.

               CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the Company's historical consolidated ratios of earnings to fixed charges for the five years ended December 31, 1994, and for the six months ended June 30, 1995 and 1994.

                                                          Six Months
                                                            Ended
                                                          June 30,                         Year Ended December 31,
                                                     -----------------        --------------------------------------------------
                                                      1995       1994          1994       1993       1992       1991       1990
                                                     ------     ------        ------     ------     ------     ------     ------
Ratio of earnings to fixed charges:
  Excluding interest on deposits . . . . . . . . . .  2.17       3.78          3.01       3.68       3.18       2.72       1.82
  Including interest on deposits . . . . . . . . . .  1.50       1.96          1.77       1.80       1.45       1.28       1.17

        The ratio of earnings to fixed charges has been computed by dividing income before income taxes and fixed charges by fixed charges. Fixed charges excluding interest on deposits consist of interest on indebtedness and one-third of net rental expense (which is deemed representative of the interest factor). Fixed charges including interest on deposits consist of the foregoing items plus interest on deposits.


                       DESCRIPTION OF THE DEBT SECURITIES

        The Debt Securities are to be issued under an Indenture (the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"). A copy of the form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Available Information." Specific terms of Offered Securities sold in each offering will be described in the Prospectus Supplement relating thereto which accompanies this Prospectus. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definition therein of certain terms and, in the case of any particular Offered Securities, the description of the terms thereof in the accompanying Prospectus Supplement. Wherever particular Sections or defined or capitalized terms used in the Indenture are referred to herein or in a Prospectus Supplement, it is intended that such Sections or defined or capitalized terms are incorporated by reference herein or therein, as the case may be.

GENERAL

        The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued from time to time in one or more separate series. (Section 3.1)
Debt Securities issued at different times in different offerings may constitute part of a single series.

        The Indenture does not limit or prohibit the incurrence of additional indebtedness by the Company, or the issuance of additional indebtedness by its subsidiaries, nor does the Indenture contain provisions which would protect the Holders of, or owners of beneficial interests in, the Debt Securities against a sudden decline in credit quality resulting from takeovers, recapitalizations, or other similar restructurings. Such transactions, however, may require regulatory approval and/or be subject to regulatory restrictions.

        The Prospectus Supplement will set forth the price or prices at which the Offered Securities will be issued and will describe the following terms of the Offered Securities: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the date or dates on which the Offered Securities will mature; (4) the rate or rates per annum at which the Offered Securities will bear interest, if any, or the manner in which such rates will be determined, and the date from which such interest, if any, will accrue; (5) the Interest Payment Dates on which such interest (if any) on the Offered Securities will be payable and the Regular Record Dates for such Interest Payment Dates; (6) whether the Offered Securities will be represented in whole or in part by one or more Global

Securities; (7) any mandatory or optional sinking fund or analogous provisions;
(8) any additions to, or modifications or deletions of, any Events of Default or covenants and the remedies with respect thereto provided for with respect to the Offered Securities; (9) any redemption terms; (10) if other than the principal amount thereof, the portion of the principal amount of the Offered Securities payable upon acceleration of the maturity thereof; and (11) any other specific terms of the Offered Securities.

        Debt Securities may be issued under the Indenture as Original Issue Discount Securities (bearing no interest or interest at a rate below the prevailing market rate at the time of issuance) to be offered and sold at a discount below their stated principal amount. (Section 3.1) United States federal income tax consequences and other special considerations applicable to any such discounted Debt Securities or to other Debt Securities offered and sold at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

        The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. (Section 3.1) The Company is a bank holding company and a legal entity separate and distinct from its affiliate banks and its non-bank subsidiaries. Therefore, the right of the Company and hence the right of the creditors of the Company (including the Holders of Debt Securities) to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of the Company as a creditor of such subsidiary may be recognized. There is no restriction in the Indenture against subsidiaries of the Company incurring unsecured or certain secured indebtedness or issuing unsecured or certain secured securities. The principal activity of the Company is to own the capital stock of, manage, and supervise its affiliate banks, each of which is held by the Company as a direct or indirect wholly owned subsidiary. The primary sources of the Company's revenues are dividends and fees from its affiliate banks. The ability of the Company to make payments of principal and interest on the Debt Securities will be dependent upon the payment to it by its subsidiaries of dividends, fees, loans, or advances. As more fully set forth in the notes to the Company's consolidated financial statements, such payments by the Company's subsidiaries are subject to legal and contractual restrictions.

        Unless otherwise specified in the Prospectus Supplement, principal of, and premium and interest, if any, on, the Offered Securities will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, and the Offered Securities may be surrendered for transfer or exchange at that office or agency; provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register for the Offered Securities on the Regular Record Date for such interest. (Sections 3.1 and 10.2) The office of the Trustee in the Borough of Manhattan, the City of New York, will initially be designated such office or agency.


FORM, EXCHANGE & TRANSFER

        The Debt Securities will be denominated in U.S. dollars and, unless otherwise specified in the Prospectus Supplement, will be issued only in fully registered form without coupons, in minimum denominations of $1,000 and any integral multiples thereof. (Section 3.1) At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denominations and of a like tenor and aggregate principal amount. (Sections 3.2 and 3.5)

        Subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company has appointed the Trustee as Security Registrar. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.5)

        If Debt Securities of any series are to be redeemed in part, the Company will not be required (i) to issue, register the transfer of, or exchange any Debt Security of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of any Debt Securities of that series selected for redemption and ending at the close of business on the date of such mailing, or (ii) to register the transfer of or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of Debt Securities being redeemed in part. (Section 3.5) Debt Securities may also be represented by one or more Global Securities. See "--Global Securities."

        All moneys paid by the Company to the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of or any premium or interest on any Debt Security which remain unclaimed for two years after such principal, premium, or interest shall have become due and payable must be repaid to the Company, upon request, and thereafter the Holder of such Debt Security shall look only to the Company for payment thereof. (Section 10.3)


GLOBAL SECURITIES

        If indicated on the applicable Prospectus Supplement, any Offered Securities may be issued in the form of one or more Global Securities registered in the name of the Depository or a nominee thereof. Unless otherwise provided in the applicable Prospectus Supplement, if the Offered Securities are to be issued in global form, the Depository will be The Depository Trust Company or its nominee and the following provisions will apply to the depository arrangements. (Section 3.1)

        Except as described herein or in the applicable Prospectus Supplement, Offered Securities in definitive form will not be issued in exchange for any Global Security. A Global Security may not be transferred by the Depository to any person other than a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor unless (i) the Depository has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or has ceased to be qualified to act as such as required by the Indenture and a successor is not appointed by the Company within 90 days, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security, or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. (Sections 2.2 and 3.5) Upon the occurrence of any of the foregoing events, the Company will issue Debt Securities in definitive form upon registration of transfer of, or in exchange for, such Global Security. In addition, the Company may at any time and in its sole discretion determine that any Debt Securities represented by a Global Security shall no longer be represented by a Global Security and, in such event, will issue Debt Securities in definitive form in exchange for the entire principal amount of such Global Security. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depository may direct. (Section 3.5)

        Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that upon the issuance of a Global Security, the Depository will credit on its book-entry registration and transfer system the Participants' accounts with the respective principal amounts of the Offered Securities represented by such Global Security. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the Offered Securities or by the Company if the Company engages in direct sales. Ownership of beneficial interests in each Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository or its nominee (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons held through Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer, or pledge beneficial interests in a Global Security.

        So long as the Depository or its nominee is the registered owner of a Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the Offered Securities represented by such Global Security for all purposes under the Indenture. (Section 3.8) Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture, and these procedures may change from time to time. The Company understands that under existing industry practices, in the event the Company requests any action of Holders or an owner of a beneficial interest in a Global Security desires to take any action which a Holder is entitled to take under the Indenture, the Depository would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Payment of principal of, and any premium or interest on, any Debt Securities represented by a Global Security will be made to the Depository or its nominee, as the registered owner of such Global Security. The Company expects that upon receipt of any payment of principal of, or interest on, a Global Security, the Depository will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the
Depository.   Payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be the responsibility of such Participants, governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." None of the Company, the Trustee, any Paying Agent, or any other agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any such Global Security or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests. (Section 3.8)

        The Depository has advised the Company as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities for Participants and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks and trust companies, clearing corporations, and certain other organizations. The Depository is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository's system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to the Depository and its participants are on file within the Commission.


CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

        The Indenture provides that the Company may not consolidate with or merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to, any person (a "successor person"), and may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to, the Company, unless (i) the successor person (if any) is a corporation, organized and validly existing under the laws of the United States of America, any state thereof, or the District of Columbia, and expressly assumes by a supplemental indenture the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) certain other conditions are met. Notwithstanding the foregoing, the Company may, without the consent of any Holder of the Debt Securities of any series, convey or transfer its assets substantially as an entirety to any person in connection with a transfer that is assisted by a federal bank regulatory authority and in such case the Company's obligations under the Indenture need not be assumed by the entity acquiring such assets. (Section 8.1)

EVENTS OF DEFAULT

        Unless otherwise provided in the applicable Prospectus Supplement, an Event of Default with respect to the Debt Securities of any series is defined in the Indenture as any one of the following events: (a) default for 30 days in the payment of any interest upon any Debt Security of such series when it becomes due and payable; (b) default in the payment of the principal of (or premium, if any) on any Debt Security of such series at its maturity; (c) default in the deposit of any sinking fund or analogous payment, when and as due by the terms of the Debt Securities of such series; (d) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of Debt Securities of another series) which continues for 90 days after the Holders of at least 25% in principal amount of Outstanding Debt Securities of such series have given written notice as provided in the Indenture; and (e) certain events of bankruptcy, insolvency, or reorganization of the Company. Different Events of Default may be prescribed for the benefit of the Holders of a particular series of Debt Securities and will be described in the applicable Prospectus Supplement or Pricing Supplement relating thereto. (Sections 3.1 and 5.1)

        If an Event of Default due to a default in the payment of the principal of, or the premium or interest, if any, on, or in the deposit of any sinking fund payment with respect to, any series of Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series may declare the principal of all Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of the Company contained in the Indenture and applicable to the Outstanding Debt Securities of one or more (but less than all) series shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of the affected series (voting as one class) may declare the principal of all Debt Securities of each such affected series and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to a default in the observance or performance of any other covenant or agreement of the Company contained in the Indenture applicable to all Outstanding Debt Securities shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all Outstanding Debt Securities (voting as one class) may declare the principal of all Debt Securities and the interest, if any, accrued thereon to be due and payable immediately. If an Event of Default due to certain acts of bankruptcy, insolvency, or reorganization of the Company shall have occurred and be continuing, the principal and interest on all Outstanding Debt Securities shall thereby become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Upon certain conditions, any such declarations may be rescinded and annulled if all Events of Default, other than the nonpayment of accelerated principal, with respect to the Outstanding Debt Securities of all such affected series shall have been cured or waived as provided in the Indenture by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the affected series (voting as one class, except in the case of Events of Default described in clauses (a), (b), and (c) of the preceding paragraph, as to which each series so affected will vote as a separate class). Reference is made to the applicable Prospectus Supplement relating to any series of Original Issue Discount Securities for the particular provisions relating to the acceleration of a portion of the principal amount thereof upon the occurrence and continuance of an Event of Default with respect thereto. (Section 5.2)

        The Indenture provides that, subject to the duty of the Trustee during the continuance of an Event of Default with respect to the Debt Securities of any series to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of such Debt Securities, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by it in compliance with any such request or direction. (Section 6.3) Subject to certain limitations, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series. (Section 5.12) The Indenture provides that no Holder may institute any action against the Company under the Indenture (except actions for payment of overdue principal, premium, or interest) unless such Holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the

Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of the affected series shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity against the costs, expenses, and liabilities which may be incurred by it in compliance with such request, the Trustee shall not have instituted such action within 60 days of such notice, request, and offer of indemnity and the Trustee shall not have received direction inconsistent with such request by the Holders of a majority in aggregate principal amount of the Debt Securities of the affected series. (Sections 5.7 and 5.8)

        The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Sections 1.2 and 10.4) The Trustee may withhold notice to Holders of Debt Securities of any series of any default (except in payment of principal, premium, or interest on such Debt Securities) if it in good faith determines that it is in the interests of such Holders to do so. (Section 6.2)


DEFEASANCE AND COVENANT DEFEASANCE

        DEFEASANCE AND DISCHARGE. Unless otherwise provided in the applicable Prospectus Supplement, the Company may, at its option and at any time, be discharged from all its obligations with respect to any Offered Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost, or mutilated Debt Securities, to maintain paying agencies, and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Offered Securities of (a) money,
(b) certain U.S. Government Obligations, or (c) a combination thereof, in each case subject to certain requirements which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such Offered Securities on their stated maturity in accordance with the terms of the Indenture and such Offered Securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Offered Securities will not recognize gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such defeasance was not to occur. (Sections 13.1, 13.2, and 13.4)

        DEFEASANCE OF CERTAIN COVENANTS. Unless otherwise provided in the applicable Prospectus Supplement, the Company may, at its option and at any time, omit to comply with certain restrictive covenants in the Indenture, as well as any other restrictive covenants applicable to the Offered Securities that may be described in the applicable Prospectus Supplement, whereafter the occurrence of certain Events of Default, which are described above in clause
(d) (with respect to any such restrictive covenants) and clause (e) under "Events of Default" (as well as any other Events of Default that may be described in the applicable Prospectus Supplement), will be deemed not to be or result in an Event of Default, in each case with respect to any Offered Securities. The Company, in order to exercise such option with respect to any Offered Securities, will be required to deposit in trust for the benefit of the Holders of such Offered Securities (a) money, (b) certain U.S. Government Obligations, or (c) a combination thereof, in each case subject to certain requirements which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, and any premium and interest on, such Offered Securities on their stated maturity in accordance with the terms of the Indenture and such Offered Securities. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Offered Securities will not recognize gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if such defeasance was not to occur. In the event the Company exercises this option with respect to any Offered Securities and such Offered Securities were declared due and payable because of the occurrence of any Event of Default other than any Event of Default caused by failing to comply with the covenants which are defeased, and the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Offered Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Offered Securities upon any acceleration resulting from such Event of Default, the Company would remain liable for such payments. (Sections 13.1, 13.3, and 13.4)

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with the provisions described above by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, the Company's obligations under the Indenture and the Debt Securities shall be revived and reinstated as though no deposit had occurred pursuant to such provisions until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance therewith; provided, however, that if the Company has made any payment of principal (and premium, if any) or interest on any Debt Securities because of the reinstatement of its obligations, the Company shall be entitled, at its election, (a) to receive from the Trustee or Paying Agent, as applicable, that portion of such money or U.S. Government Obligations equal to the amount of such payment, or (b) to be subrogated to the rights of the Holders of such Debt Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent. (Section 13.6)


MODIFICATION AND WAIVER

        The Indenture provides that the Company and the Trustee may enter into a supplemental indenture to amend the Indenture or any Debt Securities without the consent of any Holder of any Debt Security: (1) to evidence the succession of another Person to the Company and the assumption by such successor of the Company's covenants in the Indenture and any Debt Securities; (2) to add to the covenants of the Company further covenants for the benefit of the Holders of any Debt Securities; (3) to add to, change, or eliminate any of the provisions of the Indenture, provided, however, that any such addition, change, or elimination (i) does not apply to any Debt Security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holder of any such Debt Security with respect to such provision, or (ii) becomes effective only when there is no such Debt Security Outstanding; (4) to add to or change any of the provisions of the Indenture necessary to permit or facilitate the issuance of Debt Securities in bearer or uncertificated form; (5) to establish the form or terms of Debt Securities of any series in certain circumstances; (6) to secure any Debt Securities; (7) to evidence and provide for the acceptance of appointment by a successor trustee or to add to or change any of the provisions of the Indenture necessary to provide for or facilitate the administration of the trust by more than one Trustee; (8) to cure any ambiguity, defect, or inconsistency or to make such other provision in regard to matters or questions arising under the Indenture which do not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (9) to add any additional Events of Default for the benefit of the Holders of any Debt Securities; or (10) to comply with any requirements of the Commission in connection with qualifying the Indenture under The Trust Indenture Act. (Section 9.1)

        In addition to the foregoing, modifications and amendments of the Indenture with respect to Debt Securities of any series may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of Outstanding Debt Securities of such series, provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of interest on, any Debt Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) reduce the amount of principal of any Debt Securities payable upon the acceleration of the maturity thereof, (d) change the place of payment of principal of, or premium or interest on, any Debt Security, (e) impair the right to institute suit for the enforcement of any such payment on or with respect to any Debt Security when due, or (f) reduce the percentage of the principal amount of Outstanding Debt Securities of any series the consent of whose Holders is required for modification or amendment of the Indenture or for any waiver of compliance with the provisions of the Indenture or defaults and their consequences. (Section 9.2)

        The Holders of a majority in principal amount of Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of such series, waive, insofar as the Debt Securities of such series are concerned, compliance by the Company with certain restrictive provisions of the Indenture if such waiver is given before the time for such compliance. (Section 10.8) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of Debt Securities of such series, waive any past default under the Indenture with respect to the Debt Securities of such series except a default in the payment of principal of, or any premium or interest on, such Debt Securities, or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby. (Section 5.13)

        The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Debt Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Debt Securities of such series. (Section 1.4)


GOVERNING LAW

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of Ohio.


 INFORMATION CONCERNING THE TRUSTEE

        The Company and its subsidiaries conduct banking and other transactions with the Trustee in the ordinary course of business.


                             PLAN OF DISTRIBUTION

        The Company may sell the Debt Securities through agents, to or through underwriters, and through dealers, and also may sell the Debt Securities directly to other purchasers.

        The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        In connection with the sale of the Debt Securities, underwriters or agents may receive compensation from the Company or from purchasers of the Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Such underwriters or agents will be identified, and any such compensation received by the Company will be described, in the accompanying Prospectus Supplement.

        Under agreements which may be entered into by the Company, underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

        Offers to purchase Debt Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the accompanying Prospectus Supplement.

        In the event that the Debt Securities of any series are not listed on a national securities exchange, certain broker-dealers may make a market in the Debt Securities of such series, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Debt Securities or as to the liquidity of or the trading market for the Debt Securities. The accompanying Prospectus Supplement will state, if known, whether or not any broker-dealer intends to make a market in any Offered Securities. If no such determination has been made, the Prospectus Supplement will so state.

        Certain of the underwriters, dealers, or agents and their associates may be engaged in transactions with and perform services for the Company in the ordinary course of business.


                                LEGAL MATTERS

        The validity of the Debt Securities will be passed upon for the Company by Porter, Wright, Morris & Arthur, Columbus, Ohio, and for any underwriters, dealers, or agents by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Members of Porter, Wright, Morris & Arthur who have participated in the preparation of this document beneficially own an aggregate of 15,919 shares of the Company's common stock, without par value.


                                   EXPERTS

        The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    S.E.C. Filing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   258,621
    Trustee Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20,000*
    Printing and Engraving Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25,000*
    Fees of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100,000*
    Fees of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25,000*
    Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10,000*
    Rating Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   230,000*
    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6,379*
                                                                                                                       --------
        Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   675,000*

______________

*Estimated.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Articles of Incorporation, as amended, provide that it shall indemnify its directors to the full extent of the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law.

        Section 2-418 of the Maryland general corporation law provides, in substance, that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

        Termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct. Termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders.

        The reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

        The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director may be entitled both as to action in his official capacity and as to action in another capacity while holding such office.

        Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit or surety bond, which is not inconsistent with
Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

        Subject to certain exceptions, the directors and officers of the Registrant and its affiliates are insured to the extent of 100% of loss up to a maximum of $35,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers and up to a maximum of $10,000,000 (subject to certain deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as fiduciaries in the administration of certain of the Registrant's employee benefit programs. The Registrant is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.


Item 16.  EXHIBITS.

        Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.


Item 17.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement
                    (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on October 2, 1995.


                             HUNTINGTON BANCSHARES INCORPORATED


                             By: /s/ RALPH K. FRASIER
                                 _______________________________________________
                                 Ralph K. Frasier, General Counsel and Secretary


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                 Title                            Date
      ---------                 -----                            ----
Frank Wobst*               Chairman and Chief                 )
__________________         Executive Officer                  )
                           (principal executive officer)      )
                                                              )
                                                              )
Zuheir Sofia*              President, Treasurer, and Director )
__________________                                            )
Zuheir Sofia                                                  )
                                                              )
                                                              )
W. Lee Hoskins*            Vice Chairman and Director         )
__________________                                            )
W. Lee Hoskins                                                )
                                                              )
                                                              )
Gerald R. Williams*        Executive Vice President           )  October 2, 1995
__________________         and Chief Financial Officer        )
Gerald R. Williams         (principal financial officer)      )
                                                              )
                                                              )
John D. Van Fleet*         Senior Vice President and          )
__________________         Corporate Controller               )
John D. Van Fleet          (principal accounting officer)     )
                                                              )
                                                              )
Don M. Casto III*          Director                           )
____________________                                          )
Don Monroe Casto III                                          )
                                                              )
                                                              )
Don Conrad*                Director                           )
__________________                                            )
Don Conrad                                                    )

                                                )
                                                )
John B. Gerlach*                   Director     )
________________________                        )
John B. Gerlach                                 )
                                                )
                                                )
Wm. J. Lhota*                      Director     )
________________________                        )
Wm. J. Lhota                                    )
                                                )
                                                )
Gerald E. Mayo*                    Director     )
________________________                        )
Gerald E. Mayo                                  )
                                                )
                                                )
George A. Skestos*                 Director     )
________________________                        )
George A. Skestos                               )
                                                )
                                                )       October 2, 1995
Lewis R. Smoot, Sr.*               Director     )
________________________                        )
Lewis R. Smoot, Sr.                             )
                                                )
                                                )
Timothy P. Smucker*                Director     )
________________________                        )
Timothy P. Smucker                              )
                                                )
                                                )
William J. Williams*               Director     )
________________________                        )
William J. Williams                             )


*By: /s/ RALPH K. FRASIER
     _______________________________________
     Ralph K. Frasier, attorney-in-fact
     for each of the persons indicated

                                                  Registration No. 33-__________




                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM S-3

                           REGISTRATION STATEMENT

                                    UNDER

                         THE SECURITIES ACT OF 1933



                     HUNTINGTON BANCSHARES INCORPORATED



                                  EXHIBITS

                                EXHIBIT INDEX

EXHIBIT
  NO.                                   DESCRIPTION
   1            Form of Distribution Agreement

   4            Indenture, dated March 25, 1994, between Huntington Bancshares
                Incorporated and The Chase Manhattan Bank, as Trustee.

   5            Opinion of Porter, Wright, Morris & Arthur

  12            Statement regarding computation of ratios

 23(a)          Consent of Porter, Wright, Morris & Arthur (included in Exhibit
                5 filed herewith)

 23(b)          Consent of Ernst & Young LLP

  24            Power of Attorney

  25            Form T-1 Statement of Eligibility and Qualification of Trustee